Exhibit 10.20

LEASE AGREEMENT
In the autonomous City of Buenos Aires, on the day 19 of the month of August, 2009, between ACRILICOS PALOPOLI S.A., company which address is Avda. Gral. Roca 4250 de Florida, Pdo. De Vicente López, Pcia. De Buenos Aires, represented in this act by its legal representative, Mr. Ariel Ricardo PALOPOLI, Argentinean, ID# 25.044.694, in accordance with the attached power of attorney (Exhibit “A”), hereinafter “THE LESSOR”, in one hand; and in the other hand, LAKELAND ARGENTINA SRL (incorporation pending),  represented in this act by its manager partner AGUSTINA CENDALI DE BYER ID# 24.069.380, which address is Corrientes No. 1(not legible) 86 piso 13 Capital Federal hereinafter “THE LESSEE”,  and collectively LESSOR and LESSEE called the PARTIES, agree in entering into this LEASE AGREEMENT under the following terms:

FIRST:  The LESSOR, hereby lets to the Lessee, the functional unit No. 110 with a surface of 820 m2 composed of a storehouse and offices located within a bigger property, owned by the LESSOR, which name is Centro Industrial y Comercial Florida Oeste, located at Avda. Gral. Roca No. 4250 between C.M. de Alvear and William Morris, Florida, Pdo. De Vicente López, Pcia de Buenos Aires, intended for business and industrial development, functional unit which shall be called THE PROPERTY and that arises from the sketch signed in counterparts and that is attached to this agreement made part of it (Exhibit “B”).  The property is released by this act to the satisfaction of the LESSEE as per the asset inventory that the parties sign along with this (Exhibit “D”).

SECOND: Both parties consent to this contract within the following context: a) the guaranty granted by the National State (Law 21342, Article 6) regarding the establishment of freedom of contract in rental matters, b) the application of the Civil code in its current version (Law 21342, Article 29) whose rules the parties submit as a matter of suppletory law, only for all points not expressly regulated by this agreement, that without prejudice to respect the mandatory regulations of Laws 23091, modified by Law 25.561 and 25628, c) the current uncertainty regarding the future acquisitive value  of Argentinean currency combined with the prohibition of any kind of default currency actualization  (Law 23928, Art. 7 modified by Law 25.561).

THIRD: This contract has a length or term of thirty six (36) months, being valid from August 19, 2009, expiring on August 18, 2012 necessarily, in which date this contract shall be automatically expired with no need of any notification but this, being the LESSEE required to return the property to the LESSOR or its representative at its end, free of goods, occupants and/or intruders, letting the LESSOR off the obligation to perform the requirements foreseen in Arts. 1604, 1610, 1622 and cites of the Civil Code.  The failing to do so, without prejudice of eviction that the LESSOR could demand plus the payment for damages, costs and fees that might be granted; for each day that the LESSEE exceeds the occupation of the property, besides the corresponding rent, shall indemnify with a daily fine of one percent (1%) of the corresponding lease at that time, for each day that improperly pass in the property and until the effective reception of the property by the LESSOR .- The anticipated termination shall be governed by Law No. 23.091, Art. 8.-

FOURTH:  The LESSEE states she knows the Internal Use Regulation of the Florida Oeste Industrial Park, attached to this agreement as (Exhibit “C”), agreeing to comply with it, receiving in this act a complete copy of the Regulation.  The Parties would be able to agree the extension of the term of this contract at its expiration, for a term equivalent to the original or another term agreed at that time, having the LESSEE, in such case, to communicate the LESSOR about such intention within 60 (sixty) natural days before the expiration of the contract by any reliable means, having the LESSOR to express its decision within the same granted term.  In such case, the clauses of the original contract shall prevail without prejudice of the variation that could be verified in the lease amount as per the mechanism provided in clause twenty nine of this contract.

FIFTH: In the case the LESSOR continues receiving the lease after the expiration of the contractual term, either incremented, and any the raise would be, that shall not be constructed as novation or renewal, being both parties able to terminate the lease after the expiration of the term by which the rent had been charged.  The termination of the lease should be justified by a written letter sent by any of the parties requesting the early termination or notifying the ending of the lease term without the intention to extend it.  In all the cases the lease, complementary benefits and, if applicable, the corresponding fines shall continue until the property is truly reinstated to the LESSOR and to the extend it is in the agreed conditions.

SIXTH: The LESSEE could be able to terminate unilaterally this contract, with a previous notice, sent by reliable means, of no less than 60 (sixty) days, strictly adhering to Law 23091, art. 8, regarding terms of effectiveness, previous notification and indemnity amounts.

SEVENTH: The monthly amount to be paid shall be ELEVEN THOUSAND FIVE HUNDRED PESOS plus VAT ($11,500 plus VAT) also charging to the LESSEE in the amount of rent the payment to the LESSOR of the proportional part corresponding to the LESSEE regarding the monthly taxes for municipal services on the property by the Vicente Lopez Municipality, or the corresponding municipality to the property, in a 3% proportion of the total amount.   The local property tax perceived by the Provincial Revenue Office of Buenos Aires shall be paid by the LESSEE in a 3% proportion corresponding to it as well as the Aguas Argentinas’ services, in a 3% proportion corresponding to it for the occupied surface, all of which is paid every month within the expenses payment.  Any other direct or indirect tax created in the future and applied to the amount of rent agreed in this contract, that shall be notified by reliable means to the LESSEE, shall be added as per its aliquot resulting from the rent amount and its payment shall be paid by the LESSEE, integrating such tax the payment of the monthly rent starting from the date of its legal enforceability.  The Value Added Tax that eventually affects the rent or the obligations assumed towards the LESSOR shall be supported by the LESSEE.

EIGHTH: The rent is agreed by entire month and shall be paid in advance from the 1st to the 10° day of each month, in the address of the Business Center, located in Ave. Gral Roca 4250 de Florida, Pcia de Buenos Aires, upon receipt of invoice by bi-annual periods and receipt for such purpose, or as duly indicated by the LESSOR, within the Federal Capital, therefore the LESSOR is not obliged to receive or return money for fraction of month.- The payment shall be by-annual, through six checks issued at the day 30, 60, 90, 120 and 150.  The LESSOR expressly authorizes to ARIEL PALOPOLI (ID# 25.044.694), ELISA MONICA SPINELLI (ID# 13214065) and/or RAUL ALBERTO ALCALDE (ID# 12.599.982) to receive the rent on its behalf and upon its orders.  Debt shall become delinquent by operation of law, without need to notify after the day 10° of each month.- If the payment is not done on time, the LESSEE should paid by ways of fine the amount resulting from adding the monthly rate of 3% to the rent.

NINTH: This contract is not transferable under any circumstance, either partially nor totally, temporary or free or charge, and it is stated that the LESSEE cannot be able to assign, transfer and/or sub-lease the leased property; and it shall use the property as business premises for the manufacturing, sales, consignation, commission, representation, distribution, import and export of clothing, footwear, objects, machines, tools and all kind of products and devices to be used as industrial safety and protection attire, personal, sport, cleaning and fire,  high rise, low and high temperatures, etc. and derivatives, and storehouse of goods related to its line of business, and agrees to use it as per the rules stipulated  by the Municipality of Vicente Lopez, or the corresponding  municipality for the property and premises of that kind that it states to know and undertakes to: a) do not commit any action that threaten the moral and/or good customs; b) do not deny the access to the premises to the LESSOR or its representatives to check on the occupation status and/or preservation of the property and to perform any repair on  it.  In the case that the LESSOR intends to exert its access right to the leased functional unit it should give a previous notification with at least seventy two (72) hours in advance to the LESSEE.  The LESSOR expressly authorizes the LESSEE to store goods and dangerous devices, having, in the case of storage of sprays or similar products, to adopt the necessary safety measures and to comply with the current municipal regulations for the storage of this kind of goods.  The LESSEE shall have free and unrestricted access to the premises of the Centro Industrial y Comercial Florida Oeste, the seven (7) days of the week,  and the twenty four (24) hours of the day.  The LESSEE undertakes to contract a general and third party liability insurance on the building in its PROPERTY’s surface in anticipation to losses and fire, with policy endorsed to the LESSOR that covers all foreseeing contingencies over persons, assets and goods existing in the storehouse, assuming the LESSEE the risk for the handling of the goods stored in the premises.  The lack of compliance of this clause shall be considered as a violation of this contract.  In this vein it agrees to do not sell, promote or commercialize any product of direct or indirect competition for the products commercialized by Acrilicos Polopoli S.A. or PALOPOLI (elements and supplies for the visual communication industry), which it declares to know to date, and that the same are out of its trading practice.  Nevertheless the LESSOR accepts that the LESSEE commercializes safety attires including cat’s eyes and fluorescent strips.

TENTH: The LESSEE shall not be able to refurbish without the LESSOR’s previous authorization in written; if the improvements are done, they shall remain in the property without obligation of compensation.- As per all constructions made by the LESSEE, they shall remain once the contract is expired in favor of the LESSOR, with no right whatsoever for the LESSEE to acknowledges, indemnity or compensations for them.  The PROPERTY should be restituted as of its former state it was received, except for the natural wearing over time, with its sanitary and electrical installations, devices, building installations and enclosures, being the LESSEE able to withdraw the unbounded equipment, air conditioning, furniture, etc. which are not bonded to the property and that are of its own.

ELEVENTH: The LESSEE undertakes to the preservation of the devices, installations and accessories of the property and to repair any damage arising from the use and should let the LESSOR know about any damage in the property.- Exhibit “D” is attached to this agreement the inventory of the assets contained in the property which belongs to the LESSOR.

TWELFTH: The  LESSOR shall not be responsible for any damages and/or accidents that the LESSEE could have in its person and/or third parties due to fire or total or partial destruction of the property, furniture, devices, etc. and/or all persons working in the property, unless such damages and/or accidents are the result of structural failures or defects of the PROPERTY for which the LESSOR should be responsible.- In case of destruction or partial wearing of the PROPERTY due to force major or third party acts, for which the Parties should not be responsible, the art. 1521 of the Civil Code should be applied.  The restriction or suspension of the PROPERTY’s services shall not be cause for rent suspension, withholding or reduction.

THIRTEENTH: The interior pathway of the property shall be of common use for the LESSEE and the rest of the property’s dwellers, including the LESSOR itself, being such pathway of free movement, not being possible to stand in the way of exit and entrance of vehicles.  The LESSOR authorizes the use of 2 (two) parking lots to the LESSEE for its use, being able to use them at day and night free of charge, having the LESSEE to state in written the domains of the authorized vehicles to enter in the property permanently.  The rest of the vehicles that enters to the general property for work purposes, should be authorized in the control post at the entrance and shall be subject to the entrance general conditions and property capacity, after stating its allowance, motive and load as well being its exit authorized by the LESSEE by express note stating the leaving load, if any.

FOURTEENTH:  The lack of express reservation by the LESSOR either at the moment the PROPERTY is restituted, or at the moment to receive payments, shall not be construed as a waiver to rents, tributes, interests, fines, legal accessories or any other right or claim.

FIFTEENTH: The rent, proportional interests and the fees for services against the Lessee, integrate the rent amount and could be claimed through summary proceedings.  The invoices and/or tax receipts will have authenticity presumption, being differed to regular procedures of repetition, any challenge, in order, in form or content.  The cost of the execution and for the entire trial due to the no compliance of the LESSEE, should be paid by the party the intervening judge determines.  Once a year of less is remaining of the contract term of effectiveness, the LESSOR shall be able to require the LESSEE to sign an agreement to vacate to be judicially approved, the generated costs shall be paid by the LESSOR.  If the LESSEE refuses to sign such agreement and the LESSOR promotes an early vacate trial, the costs for such trial shall be charged to the LESSEE.  If such previous requirement does not take place, each party should bear its own costs for the early vacate trial, if, after the acceptance of the request, the LESSEE proceeds to return the PROPERTY in terms and form.

SIXTEENTH: It is agreed that the LESSEE shall be the only responsible for the payments of electricity, gas (settlement of cable laying, meter and final gas fitting out in charge of the LESSOR) and telephone charges, services that shall be obtained in its name, relieving the LESSOR of all responsibility, being the LESSEE in charge of all the their processing, design of electrical layouts and plants, piping layouts, etc.   With regard to municipal approval, it should be processed by the LESSEE and it should submit a copy to the LESSOR.

SEVENTEENTH:  As per the general and common services of all property as common area, which the LESSEE uses in proportional part, as Aguas Argentinas, Electricity, Private Security, Hygiene, etc. they shall be supported by the LESSEE in a 3% percentage of the same, and prorated by surface also as expenses of common sectors.  The LESSEE shall add to the income a month of expenses calculated on the last due date as expenses fund as it shall pay them one month in advance that shall be credited  in the due date of the last month of the lease.  The services invoiced by the LESSOR for Administration or the administration it designates for such purpose shall have its 3% fee of the rent amount, being also such percentages part of the amount of rent and executables to itself, and shall be expressed in the quarterly invoice having the LESSEE to add such service along with the monthly rent.  The expenses should be paid within 5 days of the reception of the respective payment, and being considered as petty cash fund no delay in payment shall be accepted due to accounting reasons, accruing the corresponding penalties.

EIGHTEENTH: The LESSOR expressly accepts the key consignment faculty by the LESSEE, without prejudice of the LESSOR satisfaction on the physical state and preservation of the leased property.

NINETEENTH:  The no compliance of any of the clauses of this contract, shall authorize any of the parties to consider this contract terminated and dismissed, with no need of further or previous demand or to prove any prejudice, having the LESSEE to restitute the PROPERTY within 30 (thirty) days after the notification of the respective resolution, having the LESSOR, if applicable, to return the monies perceived for anticipated rent and not used periods of time.  At the LESSOR will, they shall be considered as a default by the LESSEE and, therefore, cause for early termination of the lease, prior consultation and notification to the LESSE for it to try solving such contingencies in a reasonable term, the following situations: reorganization proceedings, bankruptcy, bank  checking account closeout by the Banco Central de la República Argentina, seizure on existing assets in the PROPERTY in trails submitted against the LESSEE, closure due to tax or provisional fine, judicial intervention, and any other assumptions that could cause the LESSOR a reasonable fear about the aforementioned compliance with the assumed obligations by the LESSEE.

TWENTIETH: In the case of contract expiration or rescission agreement and the no compliance by the LESSEE with the obligation to restitute the PROPERTY on time, a penalty clause shall be accrued equivalent to a monthly rent.  In the case the LESSEE resist to the obligation to restitute the PROPERTY on time or if it ceases paying the rent and/or services, expenses or taxes assigned to the LESSEE, the LESSOR shall be able to request such suspension of all kind of services commonly provided to the LESSEE.

TWENTY FIRST: For any possible judicial intervention the undersigned of this contract submit to the jurisdiction, of the Civil Lower Courts of this Federal Capital, expressly waiving to any other venue or jurisdiction that could correspond to them.  The parties establish the following addresses for service: LESSOR: Ave. Santa Fe 1611, piso 4º Capital Federal.  LESSEE: Corrientes 1386 piso 13 Cap. Federal.

TWENTY SECOND: In the case that the LESSOR does not notify the LESSEE or does not sue for the delay in rent payments, should not be construed as extension of the term, or extinguish the bond and all judicial expenses, fees and/or of any nature, arising from the no compliance of the obligations of this contract, all such expenses should be exclusively charged to the LESSEE.

TWENTY THIRD: In the case of dissolution or liquidation of the LESSEE this lease contract shall have no effect; applying the terms of Law 23.091, art. 8, on early termination.-

TWENTY FOURTH: The lack of compliance of any of the clauses of this contract, shall enable the parties to terminate it, if it is not convenient for them, having the LESSEE to move out of the property in the peremptory term stated by the LESSOR and having the LESSOR, if applicable, to restitute any received rent prepayment, reserving both parties the right to claim for any damage along with the penalties established herein.-

TWENTY FIFTH: The relationship between the parties, this contract, its effects, etc. are exclusively governed by the dispositions of the Civil Code with express exclusion of any emergency regime that could be sanctioned or adopted  in the future to regulate the lease of urban real estate.-

TWENTY SIXTH: In this act, the LESSEE party, in performance bond of this contract, and without prejudice of the obligation to respond with all its patrimony, undertakes to the payment as a deposit, the amount of ELEVEN THOUSAND FIVE HUNDRED PESOS ($11,500.-) to the LESSOR, amount that shall not accrue interests or been applied for rent payment.  Once the lease have finished and the PROPERTY is returned in the same conditions it was received, except for the wearing effects of time and being paid all services and accepted by the LESSOR, the devolution of such deposit shall be done in the same currency after the pertinent deductions, if any.-  The deposit should be updated any time the rent amount is modified, as per stipulations of clause 29.

TWENTY SEVENTH: The LESSOR shall collaborate with the LESSEE in the processing of the corresponding authorizations, as well as the ones for electricity, water or gas but being them the total LESSEE responsibility, relieving from their processing in whole to the LESSOR.  Likewise, the LESSOR shall be in charge to provide all documentation corresponding to the property to obtain the corresponding municipal authorization, process that shall be done by the LESSEE.  If, hypothetically, the municipal authorization cannot be resolved with full rights, it shall be resolved in good standing without the need of any demand and without any of the parties being able to make an economical claim to the other party or demand damages under no cause or concept.    In this case the LESSOR should return to the LESSEE the rent paid by concept of deposit and the checks or monies corresponding to the rent amounts paid in advance, as per clause eight herein, except for the rent for the periods of time when the LESSEE used the PROPERTY.

TWENTY EIGHTH: LAKELAND INDUSTRIES INC’s signature GUARANTEES the faithful compliance of this contract, who submit in this act a check on Wachovia Bank NA New York USA for TEN THOUSAND US DOLARS (US$10,000.-) which is submitted as bond, and that the guarantor authorizes its collection by the LESSOR in the case of the lack of compliance by the LESSEE with the payment of rent and expenses, authorizing it to receive and to charge from such amounts in such concepts, having, as a sole prevention, to notify within 5 (five) days in advance of such deposit to the LESSEE instigating the payment of the owned items, for it to normalize the defaults, being authorized to collect the amount in case of silence or the lack of payment.  This facility shall have a validity of six month from the signature date, date in which the LESSEE should submit a bond reinsured for the remaining term of the contract which guarantees the payment of the rent, to the LESSOR satisfaction.  The lack of compliance with this clause is automatic cause for termination by the LESSOR.

TWENTY NINTH: By virtue to formalize this contract in a context of economic emergency, in which it is impossible to establish an economic correction guide, both parties agrees to establish an adjustment criterion every six months to adequate the rent to the local values as per the real estate market situation at that time, undertaking to assume its best efforts to equally ensure the resulting modifications.  In that way the parties shall meet 15 days before the ending of every six month period.  If the agreement is not reached, both parties shall accept as the rental value the written appraisal average made by three local real estate agencies for each party, with experience in commercial rental, being that resulting value the new rental value for next year.  In the case the LESSEE does not accept the new rental value, it shall be able to terminate the contract with a 60 days’ advance notification paying the indemnity amount provided for in Law 23.091 in accordance to the move out date, being the value of the rent during that period of time the last immediate paid in accordance with the parties.

THIRTIETH: STAMP TAX.  For purposes of stamp tax, the value of this contract is estimated in the amount of $414.000, so the corresponding tax to the rate of 0.6% amounts to $2.484, which shall be paid by the Parties in a 50% each.

THIRTY FIRST: By virtue that the LESSEE does not have a bank account and it is in the process of getting one, it shall be able to pay, in a transitory way, the monthly rent from the sign of this contract by a maximum period of time of 6 (six) month, the rent in a monthly way, from day one to day five of each month in the property administration of the LESSOR.  Once the bank account and the check book are obtained, it should issue the checks every six months as mentioned above.  In this vein the first month is paid by wire transfer, so once it is credited and after the corresponding national currency exchange control is done the items for the rent of September, August proportional and deposit shall be cancelled.  It is specified that until such amounts are credited the LESSEE shall not be able to take possession of the leased property.

THIRTY SECOND: The property has an electric lift truck, which connects the lobby with the first floor, with a maximum load capacity of 500 kg.  It is expressly agreed by both parties that such lift truck is not to take up, take down or transport persons in any way, therefore the LESSOR is relieved of all responsibility for accidents on persons or third parties when they were transported in violation of this convention.  Likewise, the LESSEE has been truly instructed on the operation of the lift truck, for third party persons and goods, having the LESSEE to contract an insurance for such lift truck that covers its risks relieving the LESSOR from all responsibility in that respect.

In witness whereof, reading and confirmation, this agreement is signed in two counterparts, in Buenos Aires on August 19, 2009.

By:	/s/ Agustina Gendali Byer	By:	/s/ Ariel Palopoli
	Lessee		Lessor